EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

Calidi Biotherapeutics, Inc.

Table 1. Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price (1)(3)	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity	Units, consisting of(4)	457	(g)	-	-		-	-	-

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457	(o)	-	$5.01		$6,000,001	.00015310	$919.00

Fees to Be Paid	Equity	Pre-funded Warrants to purchase shares of Common Stock(4)	457	(g)	-	-		-	-	-

Fees to Be Paid	Equity	Common stock issuable upon exercise of the Pre-funded Warrants	457	(o)				Included Above	-	$-

Fees to Be Paid	Equity	Warrants to purchase shares of Common Stock(4)	457	(g)	-	-		-	-	-

Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Warrants	457	(o)	-	$5.01		$6,000,001	.00015310	$919.00

Fees to Be Paid	Equity	Representative’ Warrants to purchase shares of Common Stock	457	(g)	-	-		$-	-	$-

Fees to Be Paid	Equity	Common Stock issuable upon exercise of Representative’ Warrants	457	(g)	-	$7.52	(5)	$517,843	.00015310	$80.00

Fees Previously Paid										0

Carry Forward Securities: None

Total Offering Amounts(3)									$12,517,845	$1,918
Total Fees Previously Paid										$0
Total Fee Offsets										$0
Net Fee Due										$1,918

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price attributable to additional common stock that the underwriter has the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the representative of the underwriters, warrants to purchase the number of shares of common stock in the aggregate equal to 5% of the number of Units sold in this offering. The underwriter’s warrants are exercisable for a price per share equal to 150% of the public offering price of Common Unit.